UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): [February 14, 2025]

Dayforce, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38467	46-3231686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, MN	55425
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 853-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	DAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2025, Dayforce, Inc. (the “Company”) and certain wholly-owned subsidiaries of the Company (the “Subsidiary Guarantors”) entered into the First Amendment to Credit Agreement (the “Amendment”), which amended the Credit Agreement, dated as of February 29, 2024, among the Company, the Subsidiary Guarantors, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date of the Amendment, the “Existing Credit Agreement” and, the Existing Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”) to effect a repricing, as previously announced.

The Amendment effectuated a new senior secured term loan facility (the “Refinancing Term Loans”), which refinanced and replaced in full all of the outstanding term loans under the Existing Credit Agreement. The terms of the Refinancing Term Loans are, except as described in this Form 8-K, substantially identical to the terms applicable to the term loans under the Existing Credit Agreement. As a result of the Amendment, the applicable interest rate margin on the Company’s term loans has been, (a) in the case of term loans that bear interest with reference to the term secured overnight financing rate (“SOFR”), reduced from 2.50% per annum under the Existing Credit Agreement to 2.00% per annum under the Amended Credit Agreement and, (b) in the case of alternate base rate loans, reduced from 1.50% per annum under the Existing Credit Agreement to 1.00% per annum under the Amended Credit Agreement. The Amendment also lowered the interest rate margin applicable to all revolving loans under the Existing Credit Agreement by 25 basis points per annum as follows: (a) in the case of loans that bear interest with reference to SOFR, from between 2.25% to 2.75% per annum under the Existing Credit Agreement to between 2.00% to 2.50% per annum under the Amended Credit Agreement (in each case, depending on the consolidated first lien leverage ratio of the Company) and (b) in the case of revolving loans that bear interest with reference to the alternate base rate, from between 1.25% to 1.75% per annum under the Existing Credit Agreement to between 1.00% to 1.50% per annum under the Amended Credit Agreement (in each case, depending on the consolidated first lien leverage ratio of the Company).

The foregoing summary of the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Credit Agreement, which is included as Exhibit 10.1 hereto and is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	First Amendment to Credit Agreement, dated as of February 14, 2025, by and among the Company, the Subsidiary Guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dayforce, Inc.

Date: February 14, 2025	By:	/s/ Jeremy R. Johnson
Name: Jeremy R. Johnson
Title: Executive Vice President, Chief Financial Officer